                                                                      EXHIBIT 16

                          Continental Assurance Company
                              Separate Account (B)

The Average Annual Total Return on an investment of $1,000 for one year, five year and ten year periods ending December 31, 2001.


---------------------------------------------------------------------------------------------------------------
                                                      1 YEAR                5 YEARS               10 YEARS
                                                1-1-01 TO 12-31-01    1-1-97 TO 12-31-01     1-1-92 TO 12-31-01
---------------------------------------------------------------------------------------------------------------
LEVEL DEDUCTION CONTACT
   FOR 403(b) PLANS
Investment                                      $            1,000    $            1,000     $            1,000
Less Sales Load (5%)                                           (50)                  (50)                   (50)
Less Adm Exp (1%)                                              (10)                  (10)                   (10)
                                                ------------------    ------------------     ------------------
Net Investment                                  $              940    $              940     $              940
---------------------------------------------------------------------------------------------------------------
                              ERV               $           722.34    $         1,433.10     $         2,779.71
---------------------------------------------------------------------------------------------------------------
      AVERAGE ANNUAL TOTAL RETURN                           (27.77)%                7.46%                 10.76%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
GRADED DEDUCTION CONTRACT
   FOR 403(b) PLANS
Investment                                      $            1,000    $            1,000     $            1,000
Less Sales Load (5%)                                           (50)                  (50)                   (50)
                                                ------------------    ------------------     ------------------
Net Investment                                  $              950    $              950     $              950
Contract fee @ $30/yr
---------------------------------------------------------------------------------------------------------------
                              ERV               $           700.03    $         1,296.35     $         2,332.31
---------------------------------------------------------------------------------------------------------------
      AVERAGE ANNUAL TOTAL RETURN                           (30.00)%                5.33%                  8.84%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
HR-10 PLANS
Investment                                      $            1,000    $            1,000     $            1,000
Less Sales Load (7%)                                           (70)                  (70)                   (70)
Less Adm Exp (1.5%)                                            (15)                  (15)                   (15)
                                                ------------------    ------------------     ------------------
Net Investment                                  $              915    $              915     $              915
Acctg fee: $20 1st yr; $10 ea add'l yr
Accounting withdrawal fee $10
Surrender fee $20 (2%)
---------------------------------------------------------------------------------------------------------------
                              ERV               $           940.00    $         1,752.73     $         2,344.30
---------------------------------------------------------------------------------------------------------------
      AVERAGE ANNUAL TOTAL RETURN                            (6.00)%               11.88%                  8.89%
---------------------------------------------------------------------------------------------------------------

P(1+T)(n)=ERV
P = a hypothetical Initial Payment of $1,000
T = Average annual total return
n = numbers of years
ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five and 10-year period, at the end of the one, five and 10-year period.

Level Deduction Contract for 403(b) Plans
Ten Year Example


                                      Yearly                                             Int
              Time        Unit Val    Return      Beg Bal        % fees      $ fees     Earned     End Bal      Return
            12/31/91        7.29       #REF!     1,000.00           0           0        56.24    1,056.24        5.62
            12/31/92        7.70      0.0562     1,056.24           0           0       165.98    1,222.22       15.71
            12/31/93        8.91      0.1571     1,222.22           0           0        -8.23    1,213.99       -0.67
            12/31/94        8.85     -0.0067     1,213.99           0           0       396.43    1,610.43       32.66
            12/31/95       11.74      0.3266     1,610.43           0           0       329.22    1,939.64       20.44
            12/31/96       14.14      0.2044     1,939.64           0           0       486.97    2,426.61       25.11
            12/31/97       17.69      0.2511     2,426.61           0           0       529.49    2,956.10       21.82
            12/31/98       21.55      0.2182     2,956.10           0           0       991.77    3,947.87       33.55
            12/31/99       28.78      0.3355     3,947.87           0           0      -330.59    3,617.28       -8.37
            12/31/00       26.37     -0.0837     3,617.28           0           0      -837.57    2,779.71      -23.15
            12/31/01       20.26     -0.2315     2,779.71

                                 end             2,779.71
                                 begin           1,000.00
                                 time               10.00
                                 IRR                10.76%


Five Year Example

                                      Yearly                                              Int
              Time        Unit Val    Return     Beg Bal         % fees      $ fees      Earned     End Bal      Return
            12/31/96       14.14       #REF!     1,000.00           0           0       251.06    1,251.06       25.11
            12/31/97       17.69      0.2511     1,251.06           0           0       272.98    1,524.05       21.82
            12/31/98       21.55      0.2182     1,524.05           0           0       511.32    2,035.36       33.55
            12/31/99       28.78      0.3355     2,035.36           0           0      -170.44    1,864.92       -8.37
            12/31/00       26.37     -0.0837     1,864.92           0           0      -431.82    1,433.10      -23.15
            12/31/01       20.26     -0.2315     1,433.10

                                 end             1,433.10
                                 begin           1,000.00
                                 time                5.00
                                 IRR                 7.46%


One Year Example

                                      Yearly                                          Int
              Time        Unit Val    Return     Beg Bal         % fees      $ fees  Earned      End Bal     Return
            12/31/00       26.37        #REF!    1,000.00           6           0    -217.66     722.34      -27.77
            12/31/01       20.26      -0.2315      722.34

                                 end               722.34
                                 begin           1,000.00
                                 time                1.00
                                 IRR               -27.77%


Graded Deduction Contract for 403(b) Plans
Ten Year Example


                                         Yearly                                             Int
               Time          Unit Val    Return      Beg Bal        % fees      $ fees     Earned    End Bal       Return
              12/31/91         7.29       #REF!     1,000.00           0          30        56.24    1,026.24        2.62
              12/31/92         7.70      0.0562     1,026.24           0          30       161.27    1,157.51       12.79
              12/31/93         8.91      0.1571     1,157.51           0          30        -7.79    1,119.71       -3.27
              12/31/94         8.85     -0.0067     1,119.71           0          30       365.65    1,455.36       29.98
              12/31/95        11.74      0.3266     1,455.36           0          30       297.52    1,722.88       18.38
              12/31/96        14.14      0.2044     1,722.88           0          30       432.55    2,125.43       23.36
              12/31/97        17.69      0.2511     2,125.43           0          30       463.77    2,559.20       20.41
              12/31/98        21.55      0.2182     2,559.20           0          30       858.61    3,387.81       32.38
              12/31/99        28.78      0.3355     3,387.81           0          30      -283.69    3,074.12       -9.26
              12/31/00        26.37     -0.0837     3,074.12           0          30      -711.81    2,332.31      -24.13
              12/31/01        20.26     -0.2315     2,332.31

                                    end             2,332.31
                                    begin           1,000.00
                                    time               10.00
                                    IRR                 8.84%


Five Year Example

                                        Yearly                                               Int
               Time          Unit Val   Return      Beg Bal         % fees      $ fees     Earned    End Bal       Return
              12/31/96        14.14       #REF!     1,000.00           0          30       251.06    1,221.06       22.11
              12/31/97        17.69      0.2511     1,221.06           0          30       266.44    1,457.50       19.36
              12/31/98        21.55      0.2182     1,457.50           0          30       488.99    1,916.49       31.49
              12/31/99        28.78      0.3355     1,916.49           0          30      -160.48    1,726.00       -9.94
              12/31/00        26.37     -0.0837     1,726.00           0          30      -399.65    1,296.35      -24.89
              12/31/01        20.26     -0.2315     1,296.35

                                    end             1,296.35
                                    begin           1,000.00
                                    time                5.00
                                    IRR                 5.33%


One Year Example

                                         Yearly                                             Int
                Time         Unit Val    Return       Beg Bal       % fees      $ fees     Earned       End Bal     Return
              12/31/00        26.37       #REF!     1,000.00           5          30      -219.97       700.03      -30.00
              12/31/01        20.26     -0.2315       700.03

                                    end               700.03
                                    begin           1,000.00
                                    time                1.00
                                    IRR               -30.00%

HR-10 Plans
Ten Year Example


                                           Yearly                                             Int
                  Time        Unit Val     Return     Beg Bal       % fees      $ fees      Earned    End Bal        Return
                12/31/91        7.29       #REF!     1,000.00         8.5           10       51.46      956.46        -4.35
                12/31/92        7.70       0.0562      956.46           0           10      150.30    1,096.76        14.67
                12/31/93        8.91       0.1571    1,096.76           0           10       -7.39    1,079.38        -1.59
                12/31/94        8.85      -0.0067    1,079.38           0           10      352.47    1,421.85        31.73
                12/31/95       11.74       0.3266    1,421.85           0           10      290.67    1,702.52        19.74
                12/31/96       14.14       0.2044    1,702.52           0           10      427.44    2,119.95        24.52
                12/31/97       17.69       0.2511    2,119.95           0           10      462.58    2,572.53        21.35
                12/31/98       21.55       0.2182    2,572.53           0           10      863.08    3,425.62        33.16
                12/31/99       28.78       0.3355    3,425.62           0           10     -286.86    3,128.76        -8.67
                12/31/00       26.37      -0.0837    3,128.76           0           30     -724.46    2,374.30       -24.11
                12/31/01       20.26      -0.2315    2,374.30           0           30                2,344.30

                                     end             2,344.30
                                     begin           1,000.00
                                     time               10.00
                                     IRR                 8.89%

Five Year Example

                                           Yearly                                            Int
                  Time         Unit Val    Return    Beg Bal        % fees       $ fees     Earned    End Bal     Return
                12/31/96       14.14       #REF!     1,000.00         8.5           10      229.72    1,134.72      13.47
                12/31/97       17.69       0.2511    1,134.72           0           10      247.60    1,372.32      20.94
                12/31/98       21.55       0.2182    1,372.32           0           10      460.41    1,822.73      32.82
                12/31/99       28.78       0.3355    1,822.73           0           10     -152.63    1,812.73      -0.55
                12/31/00       26.37      -0.0837    1,812.73           0           30     -419.73    1,782.73      -1.65
                12/31/01       20.26      -0.2315    1,782.73           0           30                1,752.73

                                     end             1,752.73
                                     begin           1,000.00
                                     time                5.00
                                     IRR                11.88%

One Year Example

                                            Yearly                                           Int
                  Time       Unit Val       Return     Beg Bal       % fees      $ fees     Earned      End Bal      Return
                12/31/00       26.37      #REF!      1,000.00          8.5          30      -211.87     970.00       -3.00
                12/31/01       20.26      -0.2315      970.00                       30                  940.00

                                     end               940.00
                                     begin           1,000.00
                                     time                1.00
                                     IRR                -6.00%
